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                                                                      EXHIBIT 11


                                  VAXCEL, INC.
                        COMPUTATION OF NET LOSS PER SHARE



COMPUTATION OF LOSS PER SHARE - PRIMARY

                                              Three Month Period Ended September 30,     Nine Month Period Ended September 30,
                                              --------------------------------------     -------------------------------------
                                                    1997                  1996                 1997                 1996
                                                ------------          ------------         ------------         ------------
Net loss                                        $   (534,852)         $   (257,566)        $ (2,196,533)        $   (770,313)
                                                ------------          ------------         ------------         ------------

Average number of common shares outstanding       11,002,630             8,159,783            9,580,559            8,058,029
Common shares issuable assuming exercise of
  stock options and warrants(1)                           --                    --                   --                   --
                                                ------------          ------------         ------------         ------------

Total                                             11,002,630             8,159,783            9,580,559            8,058,029
                                                ------------          ------------         ------------         ------------

Net loss per share                              $      (0.05)         $      (0.03)        $      (0.23)        $      (0.10)
                                                ============          ============         ============         ============




COMPUTATION OF LOSS PER SHARE - FULLY DILUTED

Net loss                                        $   (534,852)         $   (257,566)        $ (2,196,533)        $   (770,313)
                                                ------------          ------------         ------------         ------------

Average number of common shares outstanding       11,002,630             8,159,783            9,580,559            8,058,029
Common shares issuable assuming exercise of
  stock options and warrants(1)                           --                    --                   --                   --
                                                ------------          ------------         ------------         ------------

Total                                             11,002,630             8,159,783            9,580,559            8,058,029
                                                ------------          ------------         ------------         ------------

Net loss per share                              $      (0.05)         $      (0.03)        $      (0.23)        $      (0.10)
                                                ============          ============         ============         ============



(1) Stock options and warrants outstanding are excluded from the computation of net loss per share since their effect would be antidilutive.